CONSENT OF RAPHAEL DUTAUT

In connection with the Management's Discussion and Analysis for the nine-month periods ended September 30, 2023 and September 30, 2022 (the "Interim MD&A) of Integra Resources Corp. (the "Company"), the Company's Material Change Report dated July 7, 2023 (the "July 2023 MCR") and the Company's Material Change Report dated October 6, 2023 (the "October 2023 MCR"), which included references to my name, the undersigned hereby consents to: (i) the reference of the undersigned's name in the Interim MD&A, July 2023 MCR and October 2023 MCR, (ii) the use of information attributed to me in the Interim MD&A, July 2023 MRC and October 2023 MCR, (iii) the references to the undersigned's name in the short form base shelf prospectus, including under the caption "Interest of Experts", and (iv) the information attributed to me in the short form base shelf prospectus, in each case, being included in or incorporated by reference into the Registration Statement on Form F-10 being filed by the Company with the United States Securities and Exchange Commission and any amendments thereto and into the prospectus included therein.

Date: January 16, 2024

/s/ Raphael Dutaut ___________________________

Name: Raphael Dutaut, Ph.D, P.Geo